                                                                         (a)(3)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                            Stimsonite Corporation

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $.01 per share (the "Shares"), of Stimsonite Corporation, a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated June 10, 1999 (the "Offer to Purchase")). Such form may be delivered by hand or facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                              LaSalle Bank, N.A.

                            Facsimile Transmission:
                                (312) 904-2236

                             Confirm by Telephone:
                                (312) 904-2450

           By Hand:                By Overnight Courier:                 By Mail:
      LaSalle Bank, N.A.             LaSalle Bank, N.A.             LaSalle Bank, N.A.
    Attn: Corporate Trust          Attn: Corporate Trust          Attn: Corporate Trust
          Operations                     Operations                     Operations
    135 S. LaSalle Street,         135 S. LaSalle Street,         135 S. LaSalle Street,
          Suite 1811                     Suite 1811                     Suite 1811
 Chicago, Illinois 60603-3498   Chicago, Illinois 60603-3498   Chicago, Illinois 60603-3498

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

 Ladies and Gentlemen:

   The undersigned hereby tenders to Vision Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Avery Dennison Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

 Signature(s): _____________________________________________________________

 ___________________________________________________________________________

 Name(s) of Record Holder(s): ______________________________________________
                                     (Please Type or Print)

 The Depository Trust Company Certificate Nos. (if available): _____________

 ___________________________________________________________________________

 Address: __________________________________________________________________
                                                                   (Zip Code)

 Area Code and Tel. No.: ___________________________________________________

 If Shares will be delivered by book-entry transfer, provide the following information:
 Account Number: ___________________________________________________________

 [_]The Depository Trust Company

 Date: ___________________

                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer of Shares, all within three Nasdaq National Market trading days of the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________________________________

 ___________________________________________________________________________
                             (Authorized Signature)

 Address: __________________________________________________________________
                                                                   (Zip Code)
 Area Code and Tel. No.: ___________________________________________________

 Name: _____________________________________________________________________
                                 (Please Print)

 Title: ____________________________________________________________________

 Date: ___________________

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR
       SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3